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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Broadview Media, Inc. on Form S-8 (Nos. 33-69036, 333-83769 and 333-56054) of our report dated May 17, 2006, except for the second paragraph of
Note 6, as to which the date is June 28, 2006, appearing in the Form 10-KSB Annual Report of Broadview Media, Inc. for the year ended March 31, 2006.


                                        /s/ Lurie Besikof Lapidus & Company, LLP
                                        Lurie Besikof Lapidus & Company, LLP
                                        Minneapolis, Minnesota
                                        June 29, 2006


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